EXHIBIT 10.38

                      AMENDED AND RESTATED

                   CONSOLIDATED FREIGHTWAYS, INC.

             1993 NONQUALIFIED EMPLOYEE BENEFIT PLANS

                         TRUST AGREEMENT



     (a) This Amended and Restated Agreement, effective this 1st day of January, 1995, by and between CONSOLIDATED FREIGHTWAYS, INC., a Delaware corporation (Company) and MELLON BANK, N.A.,
(Trustee);

     (b) WHEREAS, Company has adopted the nonqualified deferred compensation Plan(s) as listed in Appendix A;

     (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

     (d) WHEREAS, Company now wishes to establish and contribute to this trust (the "Trust") assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

     (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust

     (a) Company hereby deposits with Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust
Agreement.2
      (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Within 90 days following the end of each Plan Year, and within 30 days following any change in control, as defined in
Section 14(e), below, Company shall irrevocably deposit additional cash or other property (which shall not be Company stock) to the Trust in an appropriate amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan(s) as of the close of such Plan Year based on the distributions elected by Plan participants other than upon termination of employment, or as of the date of such change in control (as the case may be).

     (f) Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

     Section 2.  Payments to Plan Participants and Their
Beneficiaries

     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid
(as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided in Section 2(c) below or elsewhere herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule and shall make payments of legal fees and expenses as required by the Plan(s). The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. Company shall provide Trustee with the rates at which taxes are to be withheld and shall be responsible for providing payees with all required state and federal notices regarding withholding. Company shall also be responsible for depositing all withheld amounts with the appropriate taxing authorities and for providing each Plan participant (or beneficiary) with the appropriate information evidencing such withholding payments.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits or legal fees and expenses under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

     (c) Company may make payment of benefits and legal fees and expenses directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits or legal fees and expenses directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient.

     (d) Trustee shall not be liable for any failure by Company to provide contributions sufficient to pay all benefits and legal fees and expenses under the Plan(s) in full.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent

     (a) Trustee shall cease payment of benefits and legal fees and expenses to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits and legal fees and expenses to Plan participants or their beneficiaries. In all cases, Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the Chief Executive Officer of the Company when determining whether the Company is solvent.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

          (4) Trustee shall resume the payment of benefits and legal fees and expenses to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          (5) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits and legal fees and expenses from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to Company

     (a) Except as provided in Section 3 hereof or in subsection (b) below, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

     (b) If Company elects to make payment of benefits directly to Plan participants or their beneficiaries pursuant to the terms of Section 2(c), above, the Trustee shall distribute to Company within 30 days of a request for payment an amount equal to each such payment made by Company, excluding any legal fees or expenses.

     Section 5.  Investment and Administration of the Trust

     (a)  Trustee shall have the power:

            (i) To invest the assets of the Trust as directed by the Board of Directors of Company or a Committee thereof. In no event, shall the Trustee be instructed to invest in real estate, options or future contracts. If the Board wants to invest all or part of the assets in collective funds, the Company shall add to this Trust Agreement such collective fund language as may from time to time be required by the Trustee. Such Board reserves the right to delegate this investment authority to Trustee or an investment manager;

           (ii) To collect and receive any and all money and other property due to the Trust and to give full discharge therefor;

          (iii) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;
           (iv) Generally to do all acts, whether or not expressly authorized, which Trustee may deem necessary or desirable for the protection of the Trust.

     (b) Persons dealing with Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to Trustee or to inquire into Trustee's authority as to any transaction.

     (c) Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     Section 6.  Disposition of Income

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee

     (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by Company or Company's representatives or agents. Within 120 days following the close of each calendar year and within 120 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     (b) The written approval of any accounting by Company shall be final as to all matters and transactions stated or shown therein and shall be binding upon Company and all beneficiaries of the Trust and other persons who then shall be or thereafter become interested in the Trust, except for Trustee's gross negligence or willful misconduct. Failure of Company to notify Trustee within 180 days after receipt of any accounting of its disapproval of such accounting shall be the equivalent of written approval.

     (c) Trustee shall timely provide Company with such information as Trustee possesses as Company may need for tax or other reporting purposes. Trustee shall also furnish such information to any participant so requesting in writing.

     Section 8.  Responsibility of Trustee

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company, which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by Company, and to that extent, Trustee shall be relieved of liability for the prudent person rule for investments.
 In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.


     (b) Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless it be first indemnified by Company against its prospective costs, expenses and liability, and Company hereby agrees to indemnify Trustee for such costs, expenses and liability.

     (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. Expenses of such persons shall be deemed to be expenses of management and administration of the Trust within the meaning of
Section 9(b), below.

     (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (e) However, notwithstanding the provisions of Section 8(d) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.  Taxes, Compensation and Expenses of Trustee

     (a) Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kind whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust are not paid by Company or contested by Company pursuant to the last sentence of this Section 9(a), Trustee shall pay such taxes out of the Trust, and Company shall, upon notice by Trustee, deposit into the Trust an amount equal to the amount paid from the Trust to satisfy such tax liability. If requested by Company, and agreed to by Trustee, Trustee shall at Company's expense, contest the validity of such taxes in any manner deemed appropriate by Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, Company may itself contest the validity of any such taxes, but any such contest shall not affect Company's obligation to reimburse the Trust for taxes paid from the Trust.

     (b) Trustee may be paid compensation by Company in accordance with any written agreement for this purpose between them. Trustee shall be reimbursed by Company for its reasonable expenses of management and administration of the Trust, including reasonable compensation of any agent engaged by Trustee to assist it in such management and administration. The fees for Legal Counsel, as defined in Section 10(c), below, and other reasonable expenses, will be paid by Company. Trustee shall be able to charge the Trust for such compensation and for any reasonable expenses including Legal Counsel, appraisal or accounting fees, and the same may be deducted from the Trust unless paid by Company within 60 days after Company receives written billing by Trustee; provided that this paragraph shall not apply while a dispute over the amount of such charges exists.

     Section 10.  For Protection of Trustee

     (a) Company shall certify to Trustee the name or names of any person or persons authorized to act for Company. Such certification shall be signed by the Chief Executive Officer or other officer of Company duly authorized by the Board of Directors of Company. Until Company notifies Trustee, in a similarly signed notice, that any such person is no longer authorized to act for Company, Trustee may continue to rely upon the authority of such person. Trustee may rely upon any certificate, notice or direction of Company which Trustee reasonably believes to have been signed by a duly authorized officer or agent of Company.

     (b) Notices to Trustee shall be sent in writing to Trustee's office at One Mellon Bank Center, Room 3346, Pittsburgh, Pennsylvania 15258 or to such other address as Trustee may specify.
 No communication shall be binding upon Trust or Trustee until it is received by Trustee and unless it is in writing and signed by an authorized person. Notices to Company shall be sent in writing, attention General Counsel, to Company's principal office at 3240 Hillview Avenue, Palo Alto, California 94304 or to such other address as Company may specify. No notice shall be binding upon Company until it is received by Company.

     (c) Trustee may consult with any legal counsel ("Legal Counsel") for the purpose of obtaining advice on topics including but not limited to the construction of this Trust Agreement, its duties hereunder, or any act which it proposes to take or omit, and shall not be liable for any action taken or omitted in good faith pursuant to such advice. Expenses of Legal Counsel shall be deemed to be an expense of management and administration of the Trust within the meaning of Section 9(b), above.

     (d) Trustee shall discharge its duties under this Trust Agreement in a manner consistent with the objectives of this Trust Agreement. Trustee shall not be liable for any loss sustained by the Trust by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement. Trustee shall have no responsibility or liability for any failure of Company to make contributions to the Trust. Trustee shall not be liable hereunder for any act taken or omitted, except for its own gross negligence or willful misconduct.
 Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Trust Agreement, and Trustee shall have no responsibility under the Plan(s), notwithstanding any reference to the Plan(s).
     (e) Company hereby indemnifies and holds Trustee harmless from and against any and all losses, damages, costs, expenses or liabilities (herein, "Liabilities"), including reasonable attorneys' fees and other costs of litigation, to which Trustee may become subject pursuant to, and arising out of, occasioned by, incurred in connection with or in any way associated with this Trust Agreement, except for any act or omission constituting gross negligence or willful misconduct of Trustee.
     (f) If one or more Liabilities shall arise, or if Company fails to indemnify Trustee as provided herein, then Trustee may engage Legal Counsel of Trustee's choice, but at Company's expense, either to conduct the defense against such Liabilities or to conduct such actions as may be necessary to obtain the indemnity provided for herein, or to take both such actions. Trustee shall notify Company within 15 days after Legal Counsel has been engaged with the name and address of such Legal Counsel.

     Section 11.  Resignation and Removal of Trustee

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on 60 days' notice or upon shorter notice accepted by Trustee.

     (c) If Trustee resigns or is removed within 2 years of a change in control, as defined in Section 14(e), below, Trustee shall select a successor Trustee in accordance with the provisions of Section 12(b) hereof prior to the effective date of Trustee's resignation or removal.

     (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 12.  Appointment of Successor

     (a)  If Trustee resigns or is removed in accordance with
Section 11(a) or (b) hereof, Company shall appoint a bank or trust company in good standing, organized and doing business under the laws of the United States or a state thereof, with a combined capital and surplus of not less that $50,000,000 and authorized under the laws governing its organization to exercise corporate trustee powers, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) If Trustee resigns or is removed pursuant to the provisions of Section 11(c) hereof and selects a successor Trustee, Trustee shall appoint a bank or trust company in good standing, organized and doing business under the laws of the United States or a state thereof, with a combined capital and surplus of not less that $50,000,000 and authorized under the laws governing its organization to exercise corporate trustee powers. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

     Section 13.  Amendment or Termination

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company, provided that no amendment which would materially affect the likelihood that assets of the Trust will be available to fund benefits payable under the Plan(s) shall be made unless the prior written approval of 75% of the Plan participants (or beneficiaries as the case may be) has been obtained; and provided further, that no amendment shall increase the duties or responsibilities of Trustee unless Trustee consents thereto in writing.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). The Trust shall terminate at the discretion of Company if the Internal Revenue Service or any court rules that Company is not the owner of the Trust, that Plan participants (or their beneficiaries) are taxable on payment of Plan benefits prior to their becoming payable or that Plan participants (or their beneficiaries) have greater rights to assets of the Trust than other general creditors of Company.

     (c) Upon written approval of 75 percent of the Plan participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made.

     (d) Upon termination of the Trust, after its final accounting, Trustee shall distribute the net balance of any assets of the Trust remaining after all benefits, legal fees and expenses, and management and administration expenses have been paid. Upon making such a distribution, Trustee shall be relieved from all further liability.

     Section 14.    Miscellaneous

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of such prohibition, without invalidating the remaining provisions hereof.

     (b) Any reference to Plan(s) provisions which require knowledge of the Plan shall impose a duty on the Company to communicate such knowledge to the Trustee by giving the Trustee relevant portions of the Plan((s) and the Trustee shall be entitled to rely upon such provisions until notified by the Company.

     (c) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (d) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (e) For purposes of this Trust, "change in control" shall have the same meaning as provided in the Plan(s).

     (f) The headings of sections of this Trust Agreement and defined terms are used herein for convenience of reference only and in case of any conflict the text of this Agreement shall control.


     (g) This Agreement shall be binding upon and inure to the benefit of any successor to Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto, and any such successor shall be deemed to be the "Company" under this Agreement.
 In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to Company or its business or any subsequent successor thereto shall promptly notify Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 10(a) of this Agreement. In no event shall any such transaction described herein suspend or delay the rights of Plan participants (or their beneficiaries) to receive benefits hereunder.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


CONSOLIDATED FREIGHTWAYS, INC.     MELLON BANK, N.A.


By:    /s/Eberhard G.H. Schmoleler    By:    ___________________


Name:  /s/Eberhard G.H. Schmoleler   Name:  ___________________


Title: Senior Vice President         Title: ___________________
       and General Counsel